UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 13, 2020

Rodin Global Property Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-56043	81-1310268
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 E. 59th Street

New York, NY 10022

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:  (212) 938-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company    ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 8.01	Other Events

Distributions Declared

On February 13, 2020, the board of directors of Rodin Global Property Trust, Inc. (the “Company”) authorized, and the Company declared, distributions for the period from February 15, 2020 to May 14, 2020, in an amount equal to $0.004253787 per day per share (or approximately $1.55 on an annual basis). Distributions will be payable by the 5th business day following each month end to stockholders of record at the close of business each day during the prior month.

Net Asset Value

On February 13, 2020, the Company’s board of directors approved an estimated net asset value (the “NAV”) as of December 31, 2019 of $25.11 for Class A and Class I shares of common stock, and $25.09 for Class T shares of common stock. The calculation of the Company’s estimated NAV was performed by Robert A. Stanger & Co., Inc. (“Stanger”), its independent valuation firm, in accordance with the procedures described in the “Net Asset Value Calculation and Valuation Procedures” section of the Company’s prospectus and under the oversight of the Company’s board of directors. Although the independent valuation firm performs the calculation of the Company’s estimated NAV, the Company’s board of directors is solely responsible for the determination of the Company’s estimated NAV.

As of December 31, 2019, the Company owned the following investments:

•	A retail property located in Grand Rapids, Michigan (the “GR Property”).

•	An office property located in Fort Mill, South Carolina (the “FM Property”).

•	An office property located in Columbus, Ohio (the “CO Property”).

•	A flex industrial property located in Lewisville, TX (the “Lewisville Property”).

•	A Delaware Statutory Trust, CF Net Lease Portfolio IV DST (the “DST”), which owns seven properties (individually, a “DST Property”, and collectively, the “DST Properties”).

•

CF Albertsons Lancaster, LLC (the “Pennsylvania SPE”), which made a preferred equity investment (the “Lancaster PE”) through a joint venture agreement to purchase a cold storage and warehouse distribution facility located in Denver, Pennsylvania.

•

CF Albertsons Chicago, LLC (the “Illinois SPE”), which originated a fixed rate, subordinate mezzanine loan (the “Chicago Jr Mezz”) for the acquisition of a cold storage and warehouse distribution facility located in Melrose Park, Illinois.

•	A majority interest in an office property located in San Francisco, California (the “SF Property”) through a joint venture with an unrelated third party (the “Battery Street SF JV”).

•	An industrial property located in Phoenix, Arizona (the “Buchanan Property”).

Summary of Methodology

In accordance with the Company’s current valuation procedures, the Company’s NAV was based in part upon: (i) the most recent appraised value of the GR Property, the FM Property, the CO Property, the Lewisville Property, the DST Properties and the SF Property; (ii) the acquisition price paid for the Buchanan Property; (iii) the fair market value of the Company’s Debt Investments (as defined below); (iv) the fair market value of the loans payable; (v) the estimated non-controlling interest held in the consolidated Battery Street SF JV; and (vi) the net tangible assets and liabilities of the Company as of December 31, 2019, as outlined in more detail below.

Appraisal of Consolidated Real Estate

Pursuant to its valuation guidelines, the Company engaged Stanger to provide its appraised market value of the FM Property, the CO Property, and the Lewisville Property as of March 31, 2019, the DST Properties as of May 9, 2019, the GR Property as of June 30, 2019 and the SF Property as of September 30, 2019 (collectively the “Appraised Properties”). While the SF Property was purchased made during the third quarter of 2019, the Company believed it was acquired at less than fair market value and, therefore, requested it be appraised in connection with the determination of the September 30, 2019 NAV. Pursuant to the Company’s engagement agreement with Stanger, the appraisals of the Appraised Properties were prepared utilizing the income approach to value, using a direct capitalization analysis for the GR Property and the DST Properties and both a direct capitalization analysis and discounted cash flow analysis (“DCF”) for the FM Property, CO Property, Lewisville Property and the SF Property. In addition, a sales comparison approach was conducted for the SF Property given the level of recent sales in the property’s market and as further support that the property was purchased below market value. The direct capitalization analysis is based upon the estimated net operating income of the Appraised Properties capitalized at an appropriate capitalization rate considering property characteristics and competitive position, the credit profile of the tenant/guarantor under the leases encumbering the Appraised Properties, the terms of the leases encumbering the Appraised Properties, and market conditions as of the date of value. The DCF analysis is based upon multi-year cash flow projections for each applicable property prepared in accordance with the lease which currently encumbers each property. Each property was assumed to be sold after the expiration of the initial lease term and any renewal terms deemed materially favorable to the tenant, or for which exercise was deemed likely based on other factors. The reversion value of the property which can be realized upon sale is calculated based on the current economic rental rate deemed reasonable for the property, escalated at a rate indicative of current expectations in the marketplace for the property. The projected market rate net operating income of the property for the year following the year of sale is then capitalized at an appropriate capitalization rate reflecting the age and anticipated functional and economic obsolescence and competitive position of the property to determine its reversion value. Net proceeds of sale are determined by deducting estimated costs incurred at the time of sale, estimated at 2% of the gross reversion value. Finally, the discounted present value of the cash flow stream from operations (including any estimated releasing costs at the end of the assumed current lease term) and the discounted present value of the net proceeds from sale are summed to arrive at a total estimated value for the property. The capitalization rates applied to the Appraised Properties ranged from 4.75% to 6.25%, with a weighted average of approximately 5.88%. The discount rates applied to the estimated net cash flow from operations of the Appraised Properties for which a DCF analysis was conducted ranged from 5.50% to 7.50%, with a weighted average of approximately 6.63%. The discount rates applied to the estimated residual value of the Appraised Properties for which a DCF analysis was conducted ranged from 6.25% to 7.50%, with a weighted average of approximately 7.21%. The residual capitalization rates applied to the Appraised Properties for which a DCF analysis was conducted ranged from 5.50% to 6.75%, with a weighted average of approximately 6.46%. Where both a direct capitalization analysis and DCF was utilized, the indicated value from each approach was reviewed and a final appraised value was concluded. While a sales comparison approach was not conducted, other than for the SF Property, Stanger reviewed regional property sale data for each Appraised Property in order to assist in the selection of capitalization rates applied in the appraisals and to observe transaction prices per square foot in the Appraised Properties’ regional markets. For the SF Property, the sales comparison approach conducted utilized the price per square foot from recent market sales and adjusted such indicated price per square foot to a price per square foot deemed reasonable for the SF Property, taking into account factors such as property size, location, tenancy/occupancy and condition/quality. The aggregate appraised value of the Appraised Properties was $165,480,000. The appraised values of the Appraised Properties are subject to the general assumptions and limiting conditions set forth in the appraisal reports rendered to the Company by Stanger.

Recent Investments

In accordance with the Company’s valuation procedures, the Company utilized the acquisition price of the Buchanan Property (the “Recent Acquisition”) (excluding any acquisition related expenses) in determining the NAV. In addition to discussing the Buchanan Property with the Company, Stanger reviewed the Company’s investment memorandum for such property, closing statement, acquisition appraisal (which approximated the acquisition price) and other documents as appropriate.

Debt Investments

In accordance with the Company’s valuation procedures, the Lancaster PE and Chicago Jr Mezz (individually a “Debt Investment” and collectively the “Debt Investments”) were included in the determination of NAV at their estimated fair market value as of December 31, 2019, as determined by Stanger, adjusted to reflect the Company’s interest in the Debt Investments. The Debt Investments estimated value was based upon taking, for each Debt Investment, the loan payments over the remaining anticipated term and discounting such payments to present value at a discount rate range equal to the current estimated market interest rate on financing similar to the applicable Debt Investments. To provide their opinion of value of the Debt Investments, Stanger first reviewed the terms of each of the Debt Investments as contained in the loan documents.

Stanger then reviewed mezzanine loan market terms at or around December 31, 2019 to ascertain current market interest rate levels for loans similar to the Debt Investments. This review was conducted by (i) recent interviews of participants in the mezzanine/preferred equity market, (ii) reviewing recent mezzanine loan transactions, and (iii) reviewing published surveys available at or around December 31, 2019. Based on Stanger’s reviews above and taking into consideration the Debt Investments’ unique factors, including, but not limited to, loan-to-value (based on the appraised value of the collateral), debt service coverage/debt yield, collateral property type, age and location, financial information pertaining to the lessee of the collateral properties, prepayment terms, and loan origination date, maturity date and extension terms, a market interest rate range was determined for each Debt Investment to utilize in the determination of the fair market value of the Debt Investments. The discount rate applied to the future payments of our Debt Investments was 7.60% for both facilities. The aggregate fair value of the Debt Investments was approximately $25,616,000.

Estimated Market Value of the Non-Controlling Interest in the Battery Street SF JV

In order to determine the net asset value attributable to the non-controlling interest and promote interest in the Battery Street SF JV, Stanger utilized the appraisal of the SF Property, and then, based on the December 31, 2019 Battery Street SF JV balance sheet provided, added tangible assets and deducted tangible liabilities of the Battery Street SF JV, including an adjustment for anticipated near term capital repairs at the SF Property not considered in the property appraisal, and determined any promote due to the Company’s Battery Street SF JV partner. This net asset value was then multiplied by the ownership interest held by parties other than the Company (25%) to determine the non-controlling interest adjustment related to the Battery Street SF JV utilized in the Company’s December 31, 2019 NAV.

Fair Value of Long Term Debt

Stanger performed a valuation of the property-level debt by reviewing available market data for comparable liabilities and applying a selected discount rate to the stream of future debt payments. The discount rate was selected based on several factors including U.S. Treasury yields as of the valuation date, as well as loan-specific items such as loan-to-value ratio, debt service coverage ratio, collateral property location, age, type, lease term and lessee credit quality, prepayment terms, and maturity and loan origination date. The discount rates applied to the future debt payments of the Company’s long-term debt ranged from 3.75% to 4.25%, with a weighted average of approximately 4.12%. Stanger’s valuation of the long-term debt is based in part on the appraised values of the encumbered Appraised Properties and the acquisition price of the Buchanan Property, which represent the collateral associated with the long-term debt as well as certain other assumptions and limiting conditions, including: (i) Stanger was provided with loan documents and other factual loan information by the Advisor and has relied upon and assumed that such information is correct in all material respects and no warranty is given by Stanger as to the accuracy of such information; (ii) each collateral property is assumed to be free and clear of liens (other than the mortgage being valued); (iii) information furnished by others, upon which all or portions of Stanger’s value opinion is based, is believed to be reliable but has not been verified, and no warranty is given as to the accuracy of such information; (iv) no material change has occurred in the value of the collateral properties from the date of last appraisal through the NAV date; and (v) each mortgage is assumed to be salable, transferable or assumable between parties and is further assumed not to be in default. Stanger’s opinion of the long-term debt value was predicated on the above assumptions.

Estimated NAV

In performing the calculation of the estimated NAV, Stanger added the appraised values of the Appraised Properties, the acquisition price of the Buchanan Property, the fair value of the Debt Investments and other tangible assets of the Company, consisting of cash and equivalents, receivables and other assets, and subtracted the estimated fair market value of the Company’s long-term debt, the value of the non-controlling interest in the Pennsylvania SPE and the Battery Street SF JV (including any promote due to the Company’s joint venture partner), the anticipated near-term capital needs of the SF Property, and other tangible liabilities of the Company, consisting of accounts payable and accrued expenses, but excluding amounts owed to Rodin Global Property Advisors, LLC (the “Advisor”) for reimbursement of organization and offering costs (“O&O Costs”) less the current accrued O&O Costs liability (consistent with the Company’s valuation procedures), and considered any other amounts due to the Advisor or affiliates for repayment of certain sponsor support of a portion of selling commissions and dealer manager fees and amounts due to the special unit holder upon certain events, including a liquidation of the Company, to produce an estimated NAV as of December 31, 2019, consistent with the procedures described in the “Net Asset Value Calculation and Valuation Procedures” section of the Company’s prospectus, of $25.11 per share for Class A and Class I shares, and $25.09 for Class T shares.

The determination of NAV involves a number of assumptions and judgments, including estimates of the Advisor’s interest in disposition proceeds (if any). These assumptions and judgments may prove to be inaccurate. There can be no assurance that a stockholder would realize $25.11 per Class A and Class I share or $25.09 per Class T share if the Company were to liquidate or engage in another type of liquidity event today. In particular, the Company’s December 31, 2019 NAV is based on appraisals of the fair market value of certain of the Company’s real estate property investments for the Appraised Properties and the acquisition price for the Recent Investment which all precede December 31, 2019 and while the Company believes no material change has occurred in the value of the Company’s real estate property investments between the appraised value dates and the acquisition date for the Recent Investment and December 31, 2019, Stanger has assumed no material change has occurred since the appraisal date of the Appraised Properties and acquisition date for the Recent Investment of our real estate property investments in its calculation of the Company’s NAV. Furthermore, the Company’s December 31, 2019 NAV does not consider fees or expenses that may be incurred in providing a liquidity event, including reimbursement of amounts to the Advisor for O&O Costs and any operating expenses that have not been invoiced by the Advisor in accordance with the terms of the advisory agreement. The Company believes the methodology of determining the Company’s NAV conforms to the Institute for Portfolio Alternative’s Practice Guideline for Valuations of Publicly Registered Non-Listed REITs (April 2013) and is prepared in accordance with the procedure described in the “Net Asset Value Calculation and Valuation Procedures” section of the Company’s prospectus. In addition, the Company’s board of directors periodically reviews the Company’s NAV policies and procedures.

The purchase price per share for each class of the Company’s common stock will generally equal the prior quarter’s NAV per share, as determined quarterly, plus applicable selling commissions and dealer manager fees. The NAV for each class of shares is based on the value of the Company’s assets and the deduction of any liabilities, and any distribution fees applicable to such class of shares.

The following table provides a breakdown of the major components of the Company’s NAV:

Components of NAV	December 31, 2019
Investment in real estate	$182,830,000
Investments in real estate-related assets	25,615,522
Cash and cash equivalents(1)	17,065,001
Other assets	772,199
Debt obligations	(86,783,363)
Due to related parties(2)	(397,055)
Accounts payable and other liabilities	(1,551,856)
Distribution fee payable the following month(3)	(25,751)
Non-controlling interests in subsidiaries	(3,470,821)
Sponsor support repayment / special unit holder interest in liquidation	—

Net Asset Value	$134,053,876

Number of outstanding shares	5,340,349

Note:	(1) Net of a reserve of $240,000 for anticipated near-term capital needs (“Deferred Maintenance”) at the SF Property that was not deducted in its appraised value.

(2) Excluding $740,307 due to the Advisor for reimbursement of O&O Costs ($789,661 less the current liability due of $49,354).

(3) Distribution fee only relates to Class T shares of common stock.

NAV Per Share	Class A Shares	Class T Shares	Class I Shares	Total
Total Gross Assets at Fair Value	$133,845,363	$56,262,709	$36,174,650	$226,282,722
Distribution fees due and payable	—	(25,751)	—	(25,751)
Debt obligations	(51,332,027)	(21,577,728)	(13,873,608)	(86,783,363)
Due to related parties	(234,856)	(98,724)	(63,475)	(397,055)
Accounts payable and other liabilities	(917,918)	(385,852)	(248,086)	(1,551,856)
Non-controlling interests in subsidiaries	(2,052,978)	(862,981)	(554,862)	(3,470,821)

Quarterly NAV	79,307,584	33,311,673	21,434,619	134,053,876
Number of outstanding shares	3,158,796	1,327,819	853,734	5,340,349

NAV per share	$25.11	$25.09	$25.11

The following table reconciles stockholders’ equity per the Company’s consolidated balance sheet to the Company’s NAV:

Reconciliation of Stockholders’ Equity to NAV	December 31, 2019
Stockholders’ equity under U.S. GAAP	$128,056,849
Adjustments:
Unrealized appreciation of real estate	3,967,849
Unrealized appreciation of real estate-related assets	1,215,522
Organization and offering costs	740,307
Acquisition costs	(1,179,155)
Deferred financing costs, net	(841,615)
Accrued distribution fee(1)	894,068
Accumulated depreciation and amortization	5,735,996
Fair value adjustment of debt obligations	(2,638,179)
Deferred rent receivable	(1,225,863)
Deferred maintenance	(240,000)
Non-controlling interests in subsidiaries	(431,903)

NAV	$134,053,876

Note:	(1) Accrued distribution fee only relates to Class T shares of common stock.

The following details the adjustments to reconcile U.S. GAAP stockholders’ equity to the Company’s NAV:

Unrealized appreciation of real estate

The Company’s investments in real estate are presented at historical cost, including acquisition costs, in its U.S. GAAP consolidated financial statements. As such, any increases in the fair market value of the Company’s investments in real estate are not included in the U.S. GAAP results. For purposes of determining the Company’s NAV, the investments in real estate are presented at fair value.

Unrealized appreciation of real estate-related assets

The Company’s investments in real estate-related assets are presented at historical cost, including acquisition costs, in its U.S. GAAP consolidated financial statements. As such, any increases in the fair market value of the Company’s investments in real estate-related assets are not included in the U.S. GAAP results. For purposes of determining the Company’s NAV, the investments in real estate-related assets are presented at fair value.

Organization and offering costs

The Advisor has agreed to pay, on behalf of the Company, all O&O Costs through the first anniversary of the date on which the Company satisfied the minimum offering requirement in its initial public offering, which was May 19, 2018 (the “Escrow Break Anniversary”). Such costs are being reimbursed to the Advisor, ratably, by the Company, over 36 months beginning on May 19, 2018, provided, however, that the Company will not be obligated to pay any amounts that as a result of such payment would cause the aggregate payments for O&O Costs (less selling commissions, dealer manager fees and distribution fees) paid to the Advisor to exceed 1% of gross proceeds of the Offering (the “1% Cap”), as of such payment date. After the Escrow Break Anniversary, the Advisor, in its sole discretion, may pay some or all of the additional O&O Costs incurred, but is not required to do so. To the extent the Advisor pays such additional O&O Costs, the Company is obligated to reimburse the Advisor subject to the 1% Cap. As of December 31, 2019, the Advisor has continued to pay all O&O Costs on behalf of the Company. Under U.S. GAAP, the Company’s reimbursement liability pertaining to the O&O Costs is recorded as a component of due to related parties in the Company’s consolidated balance sheet. For NAV, such costs are recognized as a reduction in NAV as they are reimbursed.

Acquisition costs

The Company capitalizes acquisition costs incurred with the acquisition of its investments in real estate in accordance with U.S. GAAP. Such acquisition costs are not included in the value of real estate investments for purposes of determining NAV.

Deferred financing costs

Costs incurred in connection with obtaining financing are capitalized and amortized over the term of the related loan in accordance with U.S. GAAP. Such deferred financing costs are not included in the value of debt for purposes of determining NAV.

Accrued distribution fee

Accrued distribution fee represents the accrual for the full cost of the distribution fee for Class T shares. Under U.S. GAAP the Company accrued the full cost of the distribution fee as an offering cost at the time it sells the Class T shares. For purposes of NAV the Company recognizes the distribution fee as a reduction of NAV on a quarterly basis as such fee is due.

Accumulated depreciation and amortization

The Company depreciates its investments in real estate and amortizes certain other assets and liabilities in accordance with U.S. GAAP. Such depreciation and amortization is not considered for purposes of determining NAV.

Fair value adjustment of debt obligations

The Company’s debt obligations are presented at historical cost in the U.S. GAAP consolidated financial statements. As such, any increases in the fair value of the Company’s debt obligations are not included in U.S. GAAP results. For purposes of determining the NAV, the Company’s debt obligations are presented at fair value.

Deferred rent receivable

Deferred rent receivable represents rent earned in excess of rent received as a result of straight-lining rents over the term of the lease on certain of the Company’s properties. Such deferred rent receivable is not considered for purposes of determining NAV.

Deferred maintenance

Deferred Maintenance represents identified near-term capital needs at the SF Property that were not included in the SF Property appraisal due to the anticipated timing of addressing these capital needs. Such Deferred Maintenance was shown as a charge against cash reserves held by the consolidated Battery Street SF JV in the determination of NAV.

Non-controlling interests in subsidiaries

Non-controlling interests in subsidiaries represents the equity ownership in a consolidated subsidiary which is not attributable to the Company. The interests are presented at fair value for purposes of determining our NAV.

Sensitivity Analysis

Assuming all other factors remain unchanged, the table below presents the estimated increase or decrease to the December 31, 2019 NAV for a change in the going-in capitalization rate and, where a DCF analysis was utilized, discount rates and terminal capitalization rates used in the Appraised Properties’ appraisals, a 5% change in the discount rates used to value the Debt Investments and a 5% change in the discount rates used to value the Company’s long-term debt:

Sensitivity Analysis	Range of NAV (Class A & I)			Range of NAV (Class T)
	Low	Concluded	High	Low	Concluded	High
Estimated Per Share NAV	$23.22	$25.11	$26.17	$23.20	$25.09	$26.16
Capitalization Rate—Appraised Properties	6.17%	5.88%	5.58%	6.17%	5.88%	5.58%
Cash Flow Discount Rate—Appraised Properties	6.96%	6.63%	6.30%	6.96%	6.63%	6.30%
Residual Discount Rate—Appraised Properties	7.57%	7.21%	6.85%	7.57%	7.21%	6.85%
Terminal Capitalization Rate—Appraised Properties	6.79%	6.46%	6.14%	6.79%	6.46%	6.14%
Discount Rate—Debt Investments	7.98%	7.60%	7.22%	7.98%	7.60%	7.22%
Discount Rate—Long-Term Debt Consolidated	3.91%	4.12%	4.32%	3.91%	4.12%	4.32%

Offering Prices

On February 13, 2020, the Company’s board of directors approved new offering prices for the Company’s Class A, Class T and Class I shares of common stock. The offering prices in connection with the Company’s primary offering are equal to the estimated NAV for such class of common stock plus applicable upfront selling commissions and dealer manager fees, less applicable support from the Company’s sponsor of a portion of selling commissions and dealer manager fees. The offering prices in connection with the Company’s distribution reinvestment plan are equal to the estimated NAV for such class of common stock. The Company will not accept any subscription agreements during the five business day period following this publication and the new offering prices will be effective thereafter. The Company will commence accepting subscription agreements again on February 24, 2020.

The offering prices in the Company’s primary offering are set forth below:

	Offering Price
Class A Shares	$26.43	*
Class T Shares	$25.60	*
Class I Shares	$25.11

*

These amounts have been rounded to the nearest whole cent and the actual per share offering price for the Class A shares of common stock is $26.4316 and for the Class T shares of common stock is $25.6020, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RODIN GLOBAL PROPERTY TRUST, INC.

Date: February 14, 2020	By:	/s/ Kenneth Carpenter
Name: Kenneth Carpenter
Title: President